EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 67 to the Registration Statement of Eaton Vance Municipals Trust II (1933 Act File No. 033-71320) of my opinion dated May 26, 2022, which was filed as Exhibit (i) to Post-Effective Amendment No. 66.

/s/ Jill R. Damon
Jill R. Damon, Esq.

May 25, 2023

Boston, Massachusetts